Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

New York, July 25, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2024.

$405.0 million quarterly revenues, an increase of 30.4% (30.8% on a constant currency basis) compared to prior year period
$1.9 trillion average daily volume (“ADV”) for the quarter, an increase of 48.3% compared to prior year period; quarterly ADV records in U.S. government bonds, fully electronic U.S. high yield credit and global repurchase agreements; record 18.8% share of fully electronic U.S. high grade TRACE
$136.4 million net income and $166.7 million adjusted net income for the quarter, increases of 33.8% and 34.7% respectively from prior year period
53.5% adjusted EBITDA margin and $216.5 million adjusted EBITDA for the quarter, compared to 52.5% and $163.1 million respectively for prior year period
$0.55 diluted earnings per share (“Diluted EPS”) and $0.70 adjusted diluted earnings per share for the quarter
$0.10 per share quarterly cash dividend declared

Billy Hult, CEO of Tradeweb:
"We delivered strong organic growth complemented by continued investment in our multi-asset class, global business, resulting in a 30.4% revenue increase year-over-year in Q2 2024. Tradeweb set quarterly ADV records in rates, money markets, and credit – where we also captured a record 18.8% share of fully electronic U.S. high grade TRACE. Markets continue to become increasingly interconnected, and our technology is helping to make that possible. Tradeweb recently became the first electronic trading platform to connect repo and IRS markets, and we expanded our partnership with FTSE Russell to produce benchmark U.S. treasury closing prices. In Q2 2024, we agreed to acquire ICD, an institutional investment technology provider for corporate treasury organizations, which would introduce Corporates as our fourth client channel. We also made a minority investment in Securitize, a leader in tokenizing real-world assets, and entered into a commercial agreement with blockchain infrastructure provider Alphaledger, reflecting our continued efforts to strategically place bets on technology that helps to advance our business. I'm proud of our strides this quarter and look forward to continually identifying new opportunities for our long-term growth."

SELECT FINANCIAL RESULTS	2Q24	2Q23	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	2Q24	2Q23	YoY
GAAP Financial Measures							Rates	Cash	$462	$345	34.1%
Total revenue	$404,951	$310,613	30.4%		30.8%			Derivatives	787	429	83.4%
Rates	$217,531	$160,354	35.7%		36.4%			Total	1,249	774	61.4%
Credit	$111,324	$84,048	32.5%		32.6%		Credit	Cash	17	11	58.5%
Equities	$22,871	$22,146	3.3%		3.8%			Derivatives	13	8	53.8%
Money Markets	$18,045	$15,834	14.0%		14.2%			Total	30	19	56.5%
Market Data	$29,227	$22,776	28.3%		28.4%		Equities	Cash	10	10	0.2%
Other	$5,953	$5,455	9.1%		9.2%			Derivatives	11	9	19.9%
Net income	$136,416	$101,939	33.8%					Total	21	19	9.8%
Net income attributable to Tradeweb Markets Inc. (2)	$119,239	$89,082	33.9%				Money Markets	Cash	622	484	28.4%
								Total	622	484	28.4%
Diluted EPS	$0.55	$0.42	31.0%					Total	$1,922	$1,297	48.3%
Net income margin	33.7%	32.8%	+87	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$216,533	$163,055	32.8%		32.6%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	53.5%	52.5%	+98	bps	+70	bps
Adjusted EBIT (1)	$201,312	$148,797	35.3%		35.0%
Adjusted EBIT margin (1)	49.7%	47.9%	+181	bps	+154	bps
Adjusted Net Income (1)	$166,711	$123,749	34.7%		34.5%
Adjusted Diluted EPS (1)	$0.70	$0.52	34.6%		34.6%

DISCUSSION OF RESULTS
Rates – Revenues of $217.5 million in the second quarter of 2024 increased 35.7% compared to prior year period (increased 36.4% on a constant currency basis). Rates ADV was up 61.4% from prior year period, driven by strong volume in swaps/swaptions ≥ and < 1-year and record volume in U.S. government bonds. The addition of r8fin continued to contribute positively to wholesale volumes. European government bonds ADV was up 12.3% from prior year period, driven by market volatility and sustained primary issuance across Europe and the UK. Mortgages ADV was up 24.8%, reflecting robust to-be-announced (TBA) volumes led by heightened dollar roll and coupon swap activity as well as continued strong client adoption of our specified pool trading platform.

Credit – Revenues of $111.3 million in the second quarter of 2024 increased 32.5% compared to prior year period (increased 32.6% on a constant currency basis). Credit ADV was up 56.5% from prior year period, as strong U.S. credit volumes, including record ADV in fully-electronic U.S. high yield credit, reflected continued client adoption across Tradeweb products and protocols, including request-for-quote (RFQ), Tradeweb AllTrade® and portfolio trading. European credit ADV was up 19.7% from prior year period, driven by strong activity in portfolio trading and our unique dealer selection tool (SNAP IOI). We reported a record 18.8% share of fully electronic U.S. high grade TRACE, up 392 bps from prior year period, and a 7.6% share of fully electronic U.S. high yield TRACE, up 139 bps from prior year period.

Equities – Revenues of $22.9 million in the second quarter of 2024 increased 3.3% compared to prior year period (increased 3.8% on a constant currency basis). Equities ADV was up 9.8% from prior year period, driven by strong growth in equity derivatives while ETF market volumes remained muted as market volatility remained low.

Money Markets – Revenues of $18.0 million in the second quarter of 2024 increased 14.0% compared to prior year period (increased 14.2% on a constant currency basis). Money Markets ADV was up 28.4% from prior year period, led by record activity in global repurchase agreements and increased client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $29.2 million in the second quarter of 2024 increased 28.3% compared to prior year period (increased 28.4% on a constant currency basis). The increase was derived primarily from increased LSEG market data fees from the contract that was amended effective November 1, 2023 and proprietary third party market data revenue.

Other – Revenues of $6.0 million in the second quarter of 2024 increased 9.1% compared to prior year period (increased 9.2% on a constant currency basis).

Operating Expenses of $242.5 million in the second quarter of 2024 increased 24.8% compared to $194.3 million in prior year period, primarily due to an increase in incentive compensation expense tied to our financial performance, as well as an increase in headcount and related salaries and employee compensation and benefits to support our continued growth. During the quarter, we also incurred $2.9 million in incremental cash compensation expense and $0.3 million in accelerated stock-based compensation expense in connection with the departure of an executive effective September 30, 2024.

Adjusted Expenses of $203.6 million in the second quarter of 2024 increased 25.8% (increased 27.0% on a constant currency basis) compared to prior year period primarily due to higher expenses related to adjusted employee compensation and benefits, including $2.9 million in incremental cash compensation expense in the second quarter of 2024 in connection with the departure of an executive effective September 30, 2024. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Second Quarter 2024
•Announced definitive agreement to acquire Institutional Cash Distributors ("ICD"), an institutional investment technology provider for corporate treasury organizations trading short-term investments, for $785 million, subject to customary adjustments, which will add Corporates as our fourth client channel alongside Institutional, Wholesale and Retail. The closing of the acquisition is subject to customary closing conditions and regulatory reviews.
•Announced organizational changes, including the addition of Amy Clack, who will join Tradeweb in August 2024 as Chief Administrative Officer (CAO), overseeing operations, business integration, risk and corporate services. In addition, Tradeweb announced that President Thomas Pluta will leave the Company and its Board of Directors, effective September 30, 2024.
•Agreed with Alphaledger, a leading provider of blockchain infrastructure for fixed income assets, to jointly develop innovative products leveraging Alphaledger's blockchain technology.
•Invested $10 million as part of $47 million strategic funding round led by BlackRock for Securitize, a leader in tokenizing real-world assets.
•Served as network participant in the launch of Global Synchronizer, the Canton Network's decentralized interoperability infrastructure. The Canton Network is a public-permissioned blockchain network designed with the privacy and controls essential to facilitate the exchange of regulated financial assets.
•Entered into a $159.2 million lease for Tradeweb's new NYC headquarters, expected to commence in mid-2025 with an expected initial lease term of approximately 16 years.
•Launched an enhanced functionality for RFQ trading in U.S. credit markets; "RFQ Edge" deploys Tradeweb's advanced portfolio trading analytics to its RFQ protocol to deliver a more powerful list trading experience for U.S. credit and ETF traders.
•Expanded strategic partnership between Tradeweb and FTSE Russell to produce benchmark closing prices for the U.S. Treasury markets.
•Became the first electronic trading platform to make overnight index swap (OIS) curves available during the repo trade negotiation process, helping institutional clients assess the price competitiveness of different repo rates across different currencies and maturities.
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•Awarded two framework agreements to provide Electronic Trading Platforms to the European Central Bank (ECB) and other Eurosystem National Central Banks, after successfully participating in the procurement procedure organized by the ECB.
•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: 40 Top Innovators (TabbFORUM); Asset Management Awards - Best Data & Technology Provider and Rising Star in Asset Services (AsianInvestor); Inside Market Data & Inside Reference Data Awards - Most Innovative Market Data Project (WatersTechnology); Women in Finance Asia Awards - Excellence in ETFs - Keri Neo (Markets Media); Markets Choice Awards - Best Company (Markets Media)
CAPITAL MANAGEMENT
•$1.7 billion in cash and cash equivalents and an undrawn $500 million credit facility at June 30, 2024
•$785 million acquisition of ICD is expected to close in the third quarter of 2024, subject to the satisfaction of customary closing conditions and regulatory reviews and the purchase price, subject to customary adjustments, is expected to be funded with cash on hand
•Free cash flow for the trailing twelve months ended June 30, 2024 of $721.7 million, up 13.7% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash capital expenditures and capitalized software development in the second quarter 2024 of $16.6 million (excludes amounts paid at closing for acquisitions)
•$239.8 million remained available for repurchase pursuant to the share repurchase program authorization as of June 30, 2024. No shares were repurchased during the second quarter of 2024
•$0.3 million in shares of Class A common stock were withheld in the second quarter of 2024 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.10 per share of Class A common stock and Class B common stock. The dividend will be payable on September 16, 2024 to stockholders of record as of September 3, 2024
OTHER MATTERS
Updated Full-Year 2024 Guidance*
•Adjusted Expenses: $830 - 860 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $158 million
•Assumed non-GAAP tax rate: ~ 24.5% - 25.5%
•Cash capital expenditures and capitalized software development: $77 - 85 million
•LSEG Market Data Contract Revenue: ~$80 million (~$90 million in 2025)

The guidance has been revised to reflect higher expenses and expenditures in light of strong business momentum, the anticipated closing of ICD during the third quarter of 2024 and recently announced management changes. Assumed non-GAAP tax rate and LSEG Market Data Contract Revenue guidance is unchanged from the prior quarter guidance.

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2024 Sterling/US$ foreign exchange rate of 1.24 and includes completed M&A transactions as well as the expected closing of the ICD acquisition in the third quarter of 2024. Guidance amounts for cash capital expenditures and capitalized software development excludes amounts paid at closing for acquisitions.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2024 results starting at 9:30 AM EDT today, July 25, 2024. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/n8n9p3bv/
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BI10fde228f4fd46c686f35483a283443e. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.7 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$330,475	$246,461	$665,926	$513,059
Subscription fees	50,746	45,748	100,427	90,122
LSEG market data fees	20,581	15,461	41,081	31,055
Other	3,149	2,943	6,256	5,626
Total revenue	404,951	310,613	813,690	639,862

Expenses
Employee compensation and benefits	137,236	103,924	280,323	218,417
Depreciation and amortization	49,936	45,887	99,273	91,291
Technology and communications	24,230	18,701	45,540	36,268
General and administrative	12,755	11,072	23,609	24,992
Professional fees	13,324	10,666	25,124	21,842
Occupancy	4,976	4,028	9,649	8,151
Total expenses	242,457	194,278	483,518	400,961
Operating income	162,494	116,335	330,172	238,901
Interest income	21,511	15,576	42,571	28,516
Interest expense	(542)	(467)	(2,260)	(916)
Other income (loss), net	—	(456)	—	(115)
Income before taxes	183,463	130,988	370,483	266,386
Provision for income taxes	(47,047)	(29,049)	(90,685)	(62,254)
Net income	136,416	101,939	279,798	204,132
Less: Net income attributable to non-controlling interests	17,177	12,857	34,417	27,194
Net income attributable to Tradeweb Markets Inc.	$119,239	$89,082	$245,381	$176,938

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.56	$0.42	$1.15	$0.84
Diluted	$0.55	$0.42	$1.14	$0.83
Weighted average shares outstanding:
Basic	213,162,158	211,569,728	212,936,015	209,847,153
Diluted	214,895,947	213,156,753	214,778,342	211,659,814

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	June 30,		June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net income	$136,416	$101,939	$279,798	$204,132
Merger and acquisition transaction and integration costs (1)	3,650	1,212	7,264	1,797
Interest income	(21,511)	(15,576)	(42,571)	(28,516)
Interest expense	542	467	2,260	916
Depreciation and amortization	49,936	45,887	99,273	91,291
Stock-based compensation expense (2)	531	585	1,714	1,435
Provision for income taxes	47,047	29,049	90,685	62,254
Foreign exchange (gains) / losses (3)	(78)	(964)	(2,362)	1,834
Tax receivable agreement liability adjustment (4)	—	—	—	—
Other (income) loss, net	—	456	—	115
Adjusted EBITDA	$216,533	$163,055	$436,061	$335,258
Less: Depreciation and amortization	(49,936)	(45,887)	(99,273)	(91,291)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	34,715	31,629	69,082	63,246
Adjusted EBIT	$201,312	$148,797	$405,870	$307,213
Net income margin (6)	33.7%	32.8%	34.4%	31.9%
Adjusted EBITDA margin (6)	53.5%	52.5%	53.6%	52.4%
Adjusted EBIT margin (6)	49.7%	47.9%	49.9%	48.0%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our departing President.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	June 30,		June 30,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.55	$0.42	$1.14	$0.83
Net income attributable to Tradeweb Markets Inc.	$119,239	$89,082	$245,381	$176,938
Net income attributable to non-controlling interests (1)	17,177	12,857	34,417	27,194
Net income	136,416	101,939	279,798	204,132
Provision for income taxes	47,047	29,049	90,685	62,254
Merger and acquisition transaction and integration costs (2)	3,650	1,212	7,264	1,797
D&A related to acquisitions and the Refinitiv Transaction (3)	34,715	31,629	69,082	63,246
Stock-based compensation expense (4)	531	585	1,714	1,435
Foreign exchange (gains) / losses (5)	(78)	(964)	(2,362)	1,834
Tax receivable agreement liability adjustment (6)	—	—	—	—
Other (income) loss, net	—	456	—	115
Adjusted Net Income before income taxes	222,281	163,906	446,181	334,813
Adjusted income taxes (7)	(55,570)	(40,157)	(111,545)	(82,029)
Adjusted Net Income	$166,711	$123,749	$334,636	$252,784
Adjusted Diluted EPS (8)	$0.70	$0.52	$1.41	$1.07
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our departing President.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for the three and six months ended June 30, 2024 and 24.5% for the three and six months ended June 30, 2023.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Diluted weighted average shares of Class A and Class B common stock outstanding	214,895,947	213,156,753	214,778,342	211,659,814
Weighted average of other participating securities (1)	125,012	241,963	142,484	266,790
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,077,698	23,153,250	23,077,836	24,738,197
Adjusted diluted weighted average shares outstanding	238,098,657	236,551,966	237,998,662	236,664,801
Adjusted Net Income (in thousands)	$166,711	$123,749	$334,636	$252,784
Adjusted Diluted EPS	$0.70	$0.52	$1.41	$1.07

(1)
Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Six Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	June 30,		June 30,
	2024	2023	2024	2023
	(dollars in thousands)
Operating expenses	$242,457	$194,278	$483,518	$400,961
Merger and acquisition transaction and integration costs (1)	(3,650)	(1,212)	(7,264)	(1,797)
D&A related to acquisitions and the Refinitiv Transaction (2)	(34,715)	(31,629)	(69,082)	(63,246)
Stock-based compensation expense (3)	(531)	(585)	(1,714)	(1,435)
Foreign exchange gains / (losses) (4)	78	964	2,362	(1,834)
Adjusted Expenses	$203,639	$161,816	$407,820	$332,649

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and other third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and six months ended June 30, 2024, this adjustment also includes $0.3 million of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our departing President.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended June 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2024	2023
	(dollars in thousands)
Cash flow from operating activities	$785,734	$693,446
Less: Capitalization of software development costs	(45,208)	(39,123)
Less: Purchases of furniture, equipment and leasehold improvements	(18,780)	(19,557)
Free Cash Flow	$721,746	$634,766

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Six Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	June 30,		June 30,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$119,239	$89,082	$245,381	$176,938
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(70)	(102)	(164)	(225)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$119,169	$88,980	$245,217	$176,713

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,162,158	211,569,728	212,936,015	209,847,153
Dilutive effect of PRSUs	568,304	350,713	534,583	318,638
Dilutive effect of options	449,252	1,143,376	524,413	1,306,297
Dilutive effect of RSUs	252,498	92,936	348,282	187,726
Dilutive effect of PSUs	463,735	—	435,049	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	214,895,947	213,156,753	214,778,342	211,659,814

Earnings per share - Basic	$0.56	$0.42	$1.15	$0.84
Earnings per share - Diluted	$0.55	$0.42	$1.14	$0.83

(1)
During the three months ended June 30, 2024 and 2023, there was a total of 125,012 and 241,963, respectively, and during the six months ended June 30, 2024 and 2023 , there was a total of 142,484 and 266,790, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

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TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	June 30,
	2024		2023		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$157,636	$59,895	$101,588	$58,766	$56,048	$1,129	55.2%	1.9%
Credit	102,785	8,539	77,334	6,714	25,451	1,825	32.9%	27.2%
Equities	20,602	2,269	19,866	2,280	736	(11)	3.7%	(0.5)%
Money Markets	13,695	4,350	11,535	4,299	2,160	51	18.7%	1.2%
Market Data	132	29,095	45	22,731	87	6,364	193.3%	28.0%
Other	—	5,953	—	5,455	—	498	—	9.1%
Total revenue	$294,850	$110,101	$210,368	$100,245	$84,482	$9,856	40.2%	9.8%

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	June 30,		YoY
	2024	2023	% Change
Rates	$2.00	$2.10	(4.8)%
Rates Cash	$2.54	$2.44	4.1%
Rates Derivatives	$1.69	$1.83	(7.9)%
Rates Derivatives (greater than 1 year)	$2.71	$2.75	(1.5)%
Other Rates Derivatives (1)	$0.20	$0.23	(11.5)%

Credit	$55.33	$65.37	(15.4)%
Cash Credit (2)	$145.18	$164.93	(12.0)%
Credit Derivatives, China Bonds and U.S. Cash EP	$7.76	$8.52	(8.9)%

Equities	$15.39	$16.60	(7.3)%
Equities Cash	$26.51	$26.59	(0.3)%
Equities Derivatives	$5.62	$6.14	(8.4)%

Money Markets	$0.35	$0.38	(8.1)%

Total	$2.43	$2.60	(6.3)%
Total excluding Other Rates Derivatives (3)	$2.88	$2.92	(1.3)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2024 Q2		2023 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$462,335	$29,121,086	$344,674	$21,627,623	34.14%
	U.S. Government Bonds	202,460	12,754,982	135,128	8,513,069	49.83%
	European Government Bonds	45,699	2,879,044	40,694	2,482,305	12.30%
	Mortgages	203,813	12,840,218	163,359	10,291,618	24.76%
	Other Government Bonds	10,363	646,843	5,493	340,631	88.66%
	Derivatives	787,132	49,552,512	429,285	26,633,837	83.36%
	Swaps/Swaptions ≥ 1Y	466,923	29,396,323	273,533	16,961,570	70.70%
	Swaps/Swaptions < 1Y	310,657	19,558,079	154,332	9,582,824	101.29%
	Futures	9,552	598,110	1,420	89,443	572.51%
	Total	1,249,467	78,673,598	773,959	48,261,459	61.44%
Credit	Cash	16,844	1,047,204	10,627	662,558	58.50%
	U.S. High Grade - Fully Electronic	6,480	408,223	3,963	249,667	63.51%
U.S. High Grade - Electronically Processed		2,913	183,514	2,694	169,696	8.14%
	U.S. High Yield - Fully Electronic	773	48,712	568	35,765	36.20%
	U.S. High Yield - Electronically Processed	247	15,549	317	19,998	(22.25)%
	European Credit	2,343	147,618	1,958	119,461	19.65%
	Municipal Bonds	369	23,274	308	19,412	19.89%
	Chinese Bonds	3,476	205,061	720	42,505	382.44%
	Other Credit Bonds	243	15,253	98	6,054	147.63%
	Derivatives	12,863	810,324	8,362	520,513	53.83%
	Swaps	12,863	810,324	8,362	520,513	53.83%
	Total	29,707	1,857,527	18,989	1,183,071	56.45%
Equities	Cash	9,937	626,031	9,913	612,227	0.24%
	U.S. ETFs	7,286	459,042	7,547	467,930	(3.46)%
	European ETFs	2,651	166,989	2,366	144,297	12.05%
	Derivatives	11,318	713,035	9,444	584,528	19.85%
	Convertibles/Swaps/Options	7,982	502,841	6,340	392,306	25.89%
	Futures	3,336	210,194	3,103	192,221	7.51%
	Total	21,255	1,339,066	19,356	1,196,755	9.81%
Money Markets	Cash	621,840	39,173,818	484,304	30,339,263	28.40%
	Repurchase Agreements (Repo)	600,947	37,859,666	465,955	29,184,397	28.97%
	Other Money Markets	20,893	1,314,152	18,349	1,154,866	13.87%
	Total	621,840	39,173,818	484,304	30,339,263	28.40%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,922,270	$121,044,010	$1,296,607	$80,980,548	48.3%

(1)
We acquired Yieldbroker on August 31, 2023 and acquired r8fin on January 19, 2024. Total volume reported includes volumes from each acquired business subsequent to the closing date of the applicable acquisition.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and six months ended June 30, 2024 and 2023 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2024 guidance and full-year 2024 and 2025 revenue guidance related to the LSEG market data license agreement, pending acquisitions, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X (formerly Twitter). The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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